Exhibit 10.14
SECOND AMENDMENT TO THE
COLUMBIA STATE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
(By and Between Columbia State Bank and Kumi Baruffi)
This Second Amendment to the Columbia State Bank Supplemental Executive Retirement Plan Agreement (hereinafter "Amendment"), is hereby entered into this February 28th, 2023 by and between Columbia State Bank (hereinafter "Bank" or "Employer") and Kumi Baruffi (hereinafter "Executive"). It is intended that this Amendment shall amend the Columbia State Bank Supplemental Executive Retirement Plan Agreement ("Agreement"), by and between the parties and with an effective date of February 27, 2015 (as amended thereafter), as provided herein.
The parties now hereby agree to amend the Agreement as follows:
For purposes of calculating benefits under this Agreement, Executive's "Base Salary" will be frozen at Three Hundred Eighty-Five Thousand Dollars ($385,000) effective as of the date of this Amendment so that any increases to Executive's Base Salary after the date of this Amendment will not be reflected for purposes of determining the benefit under this Agreement. Executive otherwise shall continue to participate in this Agreement (including with respect to vesting service credit) and shall remain eligible for benefits under any other Agreement to which Executive is a party, in accordance with their respective terms and conditions.
To the extent that any paragraph, term, or provision of the Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement.
IN WITNESS WHEREOF, the Executive and a duly authorized representative of Columbia State Bank have signed this Amendment as of the written date.

EXECUTIVE
/s/ Kumi Baruffi	Date:	2/28/2023
Signature

COLUMBIA STATE BANK

By: /s/ Clint E. Stein	Date:	2/28/2023

BARUFFISERPAMMT20221012
I